UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2007

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware                                                      1-9273                                                    75-1285071
  (State or Other Jurisdiction                                 (Commission                                            (IRS Employer
                            of Incorporation)                                        File Number)                                          Identification No.)

                                                                                                                                  4845 US Hwy. 271 N.
                   Pittsburg, Texas                                                                      75686-0093
(Address of Principal Executive Offices)                                                 (ZIP Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On November 7, 2007, Pilgrim's Pride Corporation (the "Company") entered into a Sixth Amendment (the "Amendment") to Credit Agreement (the "Credit Agreement") by and among the Company, as borrower, CoBank, ACB, as administrative agent (the "Agent"), and the other syndication parties signatory thereto. The purpose of the Amendment was to permit the administrative agent, at the election of the Company and without the consent of the other syndication parties to the Credit Agreement, to release its liens on specified properties of the Company that secure the obligations of the Company under the Credit Agreement.

The above discussion is a summary of certain terms and conditions of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment and the Credit Agreement. For the complete terms and conditions of the Amendment summarized in this report, please refer to the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.                        Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number                                                             Description

10.1	Sixth Amendment to Credit Agreement dated as of November 7, 2007, by and among the Company as borrower, CoBank, ACB, as administrative agent, and the other syndication parties signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                          PILGRIM'S PRIDE CORPORATION

Date: November 12, 2007 By: /s/ Richard A. Cogdill
                                                                Richard A. Cogdill
Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number                                                             Description

10.1	Sixth Amendment to Credit Agreement dated as of November 7, 2007, by and among the Company as borrower, CoBank, ACB, as administrative agent, and the other syndication parties signatory thereto.